Exhibit 99.1

FARADAY FUTURE SIGNS UP THE FIRST FF 91 2.0 FUTURIST ALLIANCE USER POST FINAL LAUNCH, CONTINUING TO EXECUTE ON PHASE ONE OF ITS DELIVERY PLAN

●	The first user of the Ultimate AI TechLuxury FF 91 vehicle has signed the first sales contract for the first FF 91 2.0 Futurist Alliance today in Los Angeles, CA as FF continues to execute the first phase of FF’s three-phase delivery plan.

●	In addition to the FF 91 Futurist pre-order capability now in effect, FF’s mobile ecosystem product, “FF aiHypercar+,” will be available for an annual subscription price of $14,900 both in the U.S. and China with a pre-order deposit fee of $100.

LOS ANGELES (June 2, 2023) – Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the signing of the first sales contract for the FF 91 2.0 Futurist Alliance as the Company continues to execute on the first phase of its three-phase delivery plan.

Much like Faraday Future is “disrupting” the century-old automotive industry, architecturally trained designer and Faraday Future fan, Rem D Koolhaas, who is the very first FF 91 2.0 Futurist Alliance user, is also known as a “disruptor” as it relates to creating dramatic design approaches to objects including automobile design. Rem created the award-winning fashion label United Nude in 2003. United Nude is widely known for blending the worlds of fashion and architecture within abstract yet functional objects such as shoes, chairs, and personal accessories.

Rem has applied his dramatic design approaches to automobile design, resulting in vehicles with limited facets and curves that are still technically advanced and fully functional. Rem and United Nude created “The Lo-Res Car” and showcased it as a conceptual EV in 2015 at the world-famous Petersen Automotive Museum. As Faraday Future is breaking the boundaries in design, technology, and mobility, we are excited to have such a design-focused visionary to co-create with us and help us disrupt the industry and lead FF into the future of new mobility.

The first of its kind, the “All-Ability aiHypercar” FF 91 2.0 Futurist Alliance is a newly evolved silicon-based new species, which features incredible vehicle configurations and performance. The FF 91 2.0 Futurist Alliance is currently priced at $309,000.

The vehicle is driven by three motors making 1050 horsepower, 1977Nm of electric motor output torque, the largest in its class. FF 91 2.0 Futurist Alliance also boasts the longest interior space among ultra-luxury vehicles with a similar wheelbase + Zero-Gravity seat with the industry’s largest recline angle of 60 degrees, bringing first-class comfort to the road. With an acceleration time of just 2.27 seconds for 0-60 mph (96 km/h), the FF 91 2.0 Futurist Alliance takes the top spot in terms of the acceleration-to-weight ratio of 0.78, and a range-to-weight ratio of 136, surpassing traditional and electric vehicle competitors alike.

The next-generation technology architecture, the “FF aiHyper 6x4 Architecture 2.0,” powered by FF AI, the FF 91 2.0 Futurist Alliance has the capability to perceive user habits, engage in continuous learning and evolve. Through the “3rd aiSpace”, users can fully indulge in unique convenience and enjoyment. In terms of exterior design, the FF 91 2.0 Futurist Alliance is truly space-age, with its innovative matrix-style LED headlights that span across the front and rear of the vehicle.

“I’m excited to see our first user now under contract for our FF 91 and our continued progress on the first phase of our delivery plan. The FF 91 was envisioned six years ago and since then, we have continuously upgraded our vehicle.” Said YT Jia, FF Founder&CPUO.

Through the support of Web 3.0 technology, FF has designed a system separating software and hardware, aiming to allow car users to truly own the software as an asset for the first time.

Check more details regarding FF’s three-phase delivery plan:

https://investors.ff.com/static-files/7bd505b8-6054-4e57-b492-9f01bca8ccef

Watch the FF 91 Final Launch & Faraday Future 2.0 Event full video and download the presentation.

(English): https://www.ff.com/us/ff91event/

(Chinese): https://www.faradayfuturecn.com/cn/ff91event/

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE:

https://www.ff.com/
https://www.ff.com/us/mobile-app/
https://twitter.com/FaradayFuture
https://www.facebook.com/faradayfuture/
https://www.instagram.com/faradayfuture/
www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the anticipated start of the second and third phases of the delivery plan, the Company’s ability to meet its future production and delivery plan, the development and success of the Company’s co-creation and benefits co-sharing program, and the Company’s planned partner showrooms, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the FF Top Holdings LLC Shareholder Agreement complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with the Nasdaq listing requirements and the Company’s ability to execute definitive documentation in connection with and/or satisfy the conditions precedent and close on the various financings previously disclosed by the Company and anticipated additional financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; the ability of the Company to agree on definitive documents to effectuate the non-binding City of Huanggang Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the Securities and Exchange Commission (the “SEC”) investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and completion of crash tests); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed with the SEC on May 4, 2023, the “Risk Factors” section of the Company’s Form 10-Q filed with the SEC on May 10, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20230530005741/en/

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com

Source: Faraday Future Intelligent Electric Inc.

3